Calculation of Filing Fee Tables
S-8
STANDARD BIOTOOLS INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock $0.001 par value per share	457(a)	56,939,276	$ 0.8815	$ 50,191,971.79	0.0001381	$ 6,931.51
2	Equity	Common Stock $0.001 par value per share	457(a)	1,229,696	$ 0.8815	$ 1,083,977.02	0.0001381	$ 149.70
3	Equity	Common Stock $0.001 par value per share	457(a)	1,143,499	$ 0.83	$ 949,104.17	0.0001381	$ 131.07
Total Offering Amounts:						$ 52,225,052.98		$ 7,212.28
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 7,212.28
Offering Note
[1]	Note 1(a): Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock, par value $0.001 per share ("Common Stock") of Standard BioTools Inc. (the "Registrant") that become issuable under the Standard BioTools Inc. 2026 Equity Incentive Plan (the "2026 Plan") by reason of an event such as any stock split, stock dividend or similar adjustment effected without the Registrant's receipt of consideration that increases the number of the outstanding shares of Common Stock. Note 1(b): Represents the number of shares of Common Stock available for future issuance pursuant to the 2026 Plan and underlying outstanding awards granted under the Standard BioTools Inc. Amended and Restated 2011 Equity Incentive Plan, as amended (the "2011 Plan"), to the extent such awards are forfeited, expire or are cancelled without delivery of shares of Common Stock or which result in the forfeiture of shares of Common Stock back to the Registrant. Note 1(c): Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The offering price per share and the aggregate offering price for shares reserved for future grant or issuance under the 2026 Plan are based upon a price of $0.8815 per share, which is the average of the high and the low price of Registrant's Common Stock as reported on The Nasdaq Global Select Market as of a date (August 3, 2026) within five business days prior to filing this Registration Statement.

[2]	Note 2(a): Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the 2026 Plan by reason of an event such as any stock split, stock dividend or similar adjustment effected without the Registrant's receipt of consideration that increases the number of the outstanding shares of Common Stock. Note 2(b): Represents the number of shares of Common Stock issuable upon the vesting of restricted stock units which have been granted under the 2026 Plan. Note 2(c): Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The offering price per share and the aggregate offering price are based upon a price of $0.8815 per share, which is the average of the high and the low price of Registrant's Common Stock as reported on The Nasdaq Global Select Market as of a date (August 3, 2026) within five business days prior to filing this Registration Statement.

[3]	Note 3(a): Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the 2026 Plan by reason of an event such as any stock split, stock dividend or similar adjustment effected without the Registrant's receipt of consideration that increases the number of the outstanding shares of Common Stock. Note 3(b): Represents the number of shares of Common Stock issuable upon the exercise of options which have been granted under the 2026 Plan. Note 3(c): Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The price per share and aggregate offering price are calculated on the basis of the weighted average exercise price of the options granted under the 2026 Plan of $0.83 per share.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources